UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2018

                  BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Blanchard Road

Burlington, MA 01803

(Address of principal executive offices, including zip code)

     (781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Exchange Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                             [   ]

Item 5.08. Shareholder Director Nominations

On January 12, 2018, Bridgeline Digital, Inc. (“Bridgeline” or “Company”) set the date of its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) as March 23, 2018. The time and location of the 2018 Annual Meeting will be as set forth in the Company’s definitive proxy statement for the 2018 Annual Meeting to be filed with the Securities and Exchange Commission.

As the date of the 2018 Annual Meeting has been advanced more than thirty (30) days from the anniversary of the Company’s 2017 Annual Meeting of Stockholders, the Company is providing the deadline for the submission of any qualified shareholder proposal or qualified shareholder nominations under the rules of the Securities and Exchange Commission (the “SEC”) in this form 8-K.

Pursuant to the Company’s Amended and Restated Bylaws, stockholders who intend to submit a proposal to be considered for inclusion in Bridgeline’s proxy materials for the 2018 Annual Meeting must deliver notice of any such proposal to the Company at its principal executive offices at 80 Blanchard Road, Burlington, Massachusetts 01803, Attention: Corporate Secretary, no later than January 27, 2018. Additionally, stockholders who intend to submit a proposal, but do not desire to have the proposal included in Bridgeline’s proxy materials for the 2018 Annual Meeting, must ensure that notice of any such proposal is received by the Company at its principal executive offices, Attention: Corporate Secretary, at the address stated above, no later than January 27, 2018. Any stockholder proposal must also comply with the requirements of Delaware law, the rules and regulations promulgated by the SEC and the Company’s Amended and Restated Bylaws, as applicable. Any notice received after January 27, 2018 will be considered untimely and not properly brought before the 2018 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC. (Registrant)

By:	/s/Michael D. Prinn
Michael D. Prinn
Executive Vice President and Chief Financial Officer

Date: January 17, 2018